UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2007
Date of report (Date of earliest event reported)

TSR, INC.
(Exact Name of Registrant as Specified in its charter)

Delaware	0-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Hauppauge, NY     11788

(Address of Principal Executive Offices) (Zip Code)

(631) 231-0333

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

Š	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Š	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Š	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Š	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 is amended and restated to read as follows:

ITEM 4.01.	Changes in Registrant’s Certifying Accountant

(a)           On September 19, 2007, the Registrant dismissed BDO Seidman, LLP as its independent registered public accountants.  The reports of BDO Seidman, LLP on the Registrant’s financial statements for the fiscal years ended May 31, 2006 and 2007 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The Registrant’s audit committee of the Board of Directors approved the decision to change accountants.  During the Registrant’s two most recent fiscal years and subsequent interim periods through September 19, 2007, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference to such disagreement in its reports. During the years ended May 31, 2006 and 2007 and through September 19, 2007, there have occurred none of the “reportable events” listed in Item 304(a)(1)(v) of Regulation S-K.

(b)           The Registrant engaged J.H. Cohn LLP to act as its independent registered public accountants, effective September 20, 2007. During the two most recent fiscal years and subsequent interim periods through September 20, 2007, the Registrant has not consulted J.H. Cohn LLP on items which (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

16.1.Letter from BDO Seidman, LLP, dated September 20 2007, addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-K (previously filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.

Date: October 9, 2007	By:	/s/ John G. Sharkey
Name: John G. Sharkey
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO Seidman, LLP, dated September 20, 2007, addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-K.